As filed with the U.S. Securities and Exchange Commission on May 21, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

ProCap Acquisition Corp
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

600 Lexington Ave, Floor 2
New York, NY 10022
Telephone: (305) 938-0912
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_________________________

Anthony Pompliano
Chief Executive Officer
600 Lexington Ave, Floor 2
New York, NY 10022
Telephone: (305) 938-0912
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________________

Copies to:

Anne G. Peetz Lynwood E. Reinhardt Reed Smith LLP 1221 McKinney Street, Suite 2100 Houston, TX 77010 (713) 469-3800	Andrew Barker Walkers (Cayman) LLP 190 Elgin Avenue George Town, Grand Cayman KY1-9001 Cayman Islands (345) 949-0100	Christian O. Nagler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-286876

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by ProCap Acquisition Corp, a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-286876), initially filed by the Registrant on April 30, 2025, as amended on May 13, 2025, and declared effective by the Securities and Exchange Commission on May 20, 2025 (the “Prior Registration Statement”).

This Registration Statement covers the registration of an additional 2,300,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-third of one redeemable warrant to purchase a Class A ordinary share of the Registrant. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of May 21, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than May 21, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.    All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-286876) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP.
5.2	Opinion of Walkers (Cayman) LLP, Cayman Islands counsel to the Registrant.
23.1	Consent of MaloneBailey, LLP.
23.2	Consent of Reed Smith LLP (included on Exhibit 5.1).
23.3	Consent of Walkers (Cayman) LLP (included on Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 21st day of May, 2025.

PROCAP ACQUISITION CORP
/s/ Anthony J. Pompliano
Name: Anthony Pompliano
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Anthony J. Pompliano	Chief Executive Officer and Director	May 21, 2025
Anthony J. Pompliano	(principal executive officer)
/s/ Catalina Abbey	Chief Financial Officer	May 21, 2025
Catalina Abbey	(principal financial and accounting officer)

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AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of ProCap Acquisition Corp in New York, New York, on the 21st day of May, 2025.

/s/ Anthony J. Pompliano
Name: Anthony Pompliano
Title: Chief Executive Officer

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